UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2007

TREATY OAK BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Texas
(State or other jurisdiction
of incorporation or organization)

333-112325	20-0413144
(Commission File Number)	(I.R.S. Employer
Identification No.)

101 Westlake Drive
Austin, Texas	78746
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(512) 617-3600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 16, 2007, Treaty Oak Bancorp, Inc. (the “Company”) appointed Coralie S. Pledger as Secretary/Treasurer and Chief Financial Officer of Treaty Oak Bancorp, Inc., and Chief Financial Officer of Treaty Oak Bank, the Company’s wholly owned subsidiary.  Ms. Pledger, age 49, has over 27 years experience as a Certified Public Accountant, executive, and consultant in the financial services industry.  Since May 2002, Ms. Pledger has assisted various entities and law firms as an independent financial consultant, and from September 2006 to February 15, 2007, Ms. Pledger served as an independent financial consultant to the Company.  From January 1992 to May 2002, Ms. Pledger was a Director in the financial industry division of Navigant Consulting, an independent consulting firm.

Pursuant to her appointment, Ms. Pledger shall receive an initial base salary of $138,000 per year, which will be subject to review and adjustment from time to time by the Company.  Ms. Pledger will also be granted 12,000 shares of the Company’s restricted stock, which will vest over four years, and she will be eligible to participate in the Company’s Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Treaty Oak Bancorp, Inc.
(Registrant)

Date:	February 22, 2007	By:	/s/ Jeffrey L. Nash
Jeffrey L. Nash, President
and Chief Executive Officer